EXHIBIT 10.33

AMENDMENT NUMBER TWO

TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 15, 2002 by and between FOOTHILLCAPITAL CORPORATION, a California corporation (“Lender”), and BRIO SOFTWARE, INC., formerly known as Brio Technology, Inc., a Delaware corporation (“Borrower”), with reference to the following:

WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement, dated as of December 14, 2001, as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of February 27, 2002 (as so amended, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower;

WHEREAS, Borrower has requested that Lender amend the Loan Agreement as provided herein; and

WHEREAS, subject to the terms and conditions set forth herein, Lender is willing to amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

2. Amendments to the Loan Agreement.

(a) Section 1.1 of the Loan Agreement hereby is amended by amending and restating the definition of “EBITDA” as follows:

“EBITDA” means, with respect to any fiscal period, (a) Borrower’s and its Subsidiaries consolidated net earnings (or loss), plus (b) extraordinary non-cash losses occurring on or prior to June 30, 2002 and in an aggregate amount up to $500,000, plus a one-time non-cash expense resulting from the devaluation of the Borrower’s computers and related technology in an aggregate amount not to exceed $3,000,000 solely during the period of April 1, 2002 through June 30, 2002, minus (c) extraordinary gains, plus interest expense, income taxes, and depreciation and amortization, plus the stock compensation charge directly derived from Borrower’s repricing of its stock options and the associated variable plan accounting charge for such period, as determined in accordance with GAAP.

(b) Section 7.19(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

(a) EBITDA. Fail to maintain (i) EBITDA greater than or equal to <$750,000> for the quarter ending December 31, 2001; and (ii) EBITDA measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Applicable Amount	Applicable Period
$750,000	For the 3 month period ending March 31, 2002

$800,000	For the 3 month period ending June 30, 2002

$800,000	For the 3 month period ending September 30, 2002

$1,200,000	For the 3 month period ending December 31, 2002

$1,800,000	For the 3 month period ending March 31, 2003 and as of the last day of each fiscal quarter thereafter

3. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) Lender shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

(b) The representations and warranties in this Amendment, the Loan Agreement, as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c) Borrower shall be in good standing in the jurisdiction of its incorporation and in each other jurisdiction in which any of Borrower’s assets are located or in which Borrower’s failure to be duly qualified or licensed would constitute a Material Adverse Change;

(d) After giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein; and

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Lender, or any of their Affiliates.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement are within Borrower’s powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower’s legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by Borrower.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

6. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7. Effect on Loan Documents.

(a) The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not, except as expressly set forth herein, operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof. The modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a modification to any further or other matter, under the Loan Documents.

(b) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Lender, and take all actions as Lender may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interests of Lender in the Collateral and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement.

9. Entire Agreement. This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BRIO SOFTWARE, INC., formerly known as Brio Technology, Inc., a Delaware corporation

By:	/s/ CRAIG B. COLLINS
Name: Craig B. Collins Title: Chief Financial Officer and Executive Vice President, Corporate Development

FOOTHILL CAPITAL CORPORATION, a California corporation

By:	/s/ KURT R. MARSDEN
Name: Kurt R. Marsden Title: Senior Vice President